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                            CHANCELLOR CORPORATION

                       1994 DIRECTORS' STOCK OPTION PLAN

                              September 30, 1994


1.   Purpose.
     -------

     The purpose of this plan (the "Plan") is to secure for Chancellor Corporation (the "Company") and its shareholders the benefits arising from capital stock ownership by non-employee directors of the Company who are expected to contribute to the Company's future growth and success. The term "Company" means Chancellor Corporation itself and shall not include any parents or subsidiaries of the Company.

2.   Type of Options and Administration.
     ----------------------------------

     (a)  Types of Options.  Options granted pursuant to the Plan shall be
          ----------------
Non-Statutory Options which are not intended to meet the requirements of Section 422 of the Code ("Non-Statutory Options").

     (b)  Administration.
          --------------

          (i) The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors shall cause options to purchase shares of the Company's Common Stock ("Common Stock") to be granted pursuant to the automatic formula set forth in Section 3(b) and shall issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

          (ii) The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan delegate any or all of its powers under

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the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

     (c)  Applicability of Rule 16b-3.  Those provisions of the Plan which make
          ---------------------------
express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3"), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.   Eligibility.
     -----------

     (a)  General.  Options shall be granted to persons who are directors of the
          -------
Company but who are not employees of the Company ("Non-Employee Directors"). Subject to adjustment as provided in Section 14 below, the maximum number of shares with respect to which options may be granted to any employee under the Plan shall not exceed 100,000 shares of common stock during the term of the Plan. For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled.

     (b)  Grant of Options to Directors.  On the date of adoption of this Plan
          -----------------------------
by the Company's stockholders, each Non-Employee Director who is serving in such capacity on such date (including persons who are elected directors on such date by the Company's stockholders or by the Board of Directors) shall automatically receive (i) in the case of Thomas W. Killilea, an immediate grant of 50,000 fully vested options, exercisable immediately at an exercise price of $.25 per share and, on the first anniversary of such initial grant date (provided he is still serving as a director on such first anniversary date) a grant of 50,000 fully vested options, exercisable commencing on such first anniversary date at an exercise price of $.375 per share; (ii) in the case of Bruce M. Dayton, an immediate grant of 7,500 fully vested options, exercisable immediately at an exercise price of $.25 per share and, on the first anniversary of such initial grant date (provided he is still serving as a director on such first anniversary date) a grant of 7,500 fully vested options, exercisable commencing on such first anniversary date at an exercise price of $.375 per share; and (iii) in the case of all other Non-Employee Directors, an immediate grant of 37,500 fully vested options, exercisable immediately at any exercise price of $.25 per share and, on the

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first anniversary of such initial grant date (provided he is still serving as a director on such first anniversary date), a grant of 37,500 fully vested options, exercisable commencing on such first anniversary date at an exercise price of $.375 per share. All options will be exercisable until September __, 2004.

     Thereafter, each person who is elected a Non-Employee Director of the Company prior to the Company's 1996 Annual Meeting of Stockholders shall automatically receive a grant of options as provided in clause (iii)above, except that (x) the number of options initially granted upon such election shall be reduced by 10 options for each day which elapses between the date of stockholder approval of this Plan and such person's date of election, (y) the number of options subsequently granted upon such election (if it occurs after the first anniversary of the date of stockholder approval) shall be reduced by 10 options for each day (if any) in excess of 365 which elapses between the date of stockholder approval of this Plan and such person's date of election, and (z) in no event shall the exercise price of any of such options be less than the fair market value of the Common Stock on the date of grant.

4.   Stock Subject to Plan.
     ---------------------

     Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is [565,000] shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of any option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall such shares be made available for issuance to Reporting Persons.

5.   Forms of Option Agreements.
     --------------------------

     As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.   Purchase Price.
     --------------

     (a)  General.  The purchase price per share of stock deliverable upon the
          -------
exercise of an option shall be determined pursuant to Section 3(b).


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     (b)  Payment of Purchase Price.  Options granted under the Plan may provide
          -------------------------
for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.   Option Period.
     -------------

     Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that options shall be subject to earlier termination as provided in the Plan.

8.   Exercise of Options.
     -------------------

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.   Nontransferability of Options.
     -----------------------------

     Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

10.  Effect of Termination of Employment or Other Relationship.
     ---------------------------------------------------------

     Subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's relationship with the Company or
(ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

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11.  Additional Provisions.
     ---------------------

     (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent
           -------- ----
with any other term or condition of the Plan.

     (b)  Acceleration, Extension, Etc.  The Board of Directors may, in its sole
          ----------------------------
discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

12.  General Restrictions.
     --------------------

     (a)  Investment Representations.  The Company may require any person to
          --------------------------
whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     (b)  Compliance With Securities Laws.  Each option shall be subject to the
          -------------------------------
requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

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13.  Rights as a Shareholder.
     -----------------------

     The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

14.  Adjustment Provisions for Recapitalizations and Related Transactions.
     --------------------------------------------------------------------

     (a)  General. If, through or as a result of any merger, consolidation, sale
          -------
of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable.

     (b)  Board Authority to Make Adjustments. Any adjustments under this
          -----------------------------------
Section 14 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

15.  Merger, Consolidation, Asset Sale, Liquidation, etc.
     ---------------------------------------------------

     In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the

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acquiring of succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

16.  Amendment of the Plan.
     ---------------------

     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

     (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

17.  Withholding.
     -----------

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that

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the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 17(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

      (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

18.   Cancellation and New Grant of Options, Etc.
      ------------------------------------------

      The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

19.   Effective Date and Duration of the Plan.
      ---------------------------------------

      (a)  Effective Date. The Plan shall become effective when adopted by the
           --------------
Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, options previously granted under the Plan shall not vest and shall terminate and no options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 16) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation,



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options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

      (b)  Termination.  Unless sooner terminated in accordance with Section
           -----------
15, the Plan shall terminate upon the close of business on the day next preceding the second anniversary of the date of its adoption by the Board of Directors. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

20.  Provision for Foreign Participants.
     ----------------------------------

      The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

                                            Adopted by the Board of Directors on
                                            August 12, 1994.

                                            Adopted by the Stockholders on
                                            __________, 1994.


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                             CHANCELLOR CORPORATION

                 Amendment to 1994 Directors Stock Option Plan
                 ---------------------------------------------

     EFFECTIVE June 6, 1996, subject to requisite stockholder approval, the 1994 Directors' Stock Option Plan (the "Plan") of Chancellor Corporation, a Massachusetts corporation (the "Company") is hereby amended as follows:

     1. The word "$150,000" is hereby substituted for the word "$100,000" in the sixth line of Section 3(a).

     2.   Section 3(b) is hereby amended to read in its entirety as follows:

     (b) Grant of Options to Directors. On the date of adoption of the amendment
         -----------------------------
     to this Plan dated June 6, 1996, each Non-Employee Director who is serving in such capacity on such date shall automatically receive, in substitution for any previously granted options: (i) in the case of Thomas W. Killilea, a grant of 50,000 fully vested options, exercisable immediately at an exercise price of $.25 per share, a grant of 50,000 options, exercisable commencing July 26, 1996, provided he is still serving as a director on such date, at an exercise price of $.25 per share, and a grant of 50,000 options, exercisable commencing July 26, 1997, provided he is still serving as a director on such date, at an exercise price of $.25 per share; (ii) in the case of Bruce M. Dayton, a grant of 7,500 options, exercisable immediately at an exercise price of $.25 per share, a grant of 7,500 options, exercisable commencing July 26, 1996, provided he is still serving as a director on such date, at an exercise price of $.25 per share, and a grant of 7,500 options, exercisable commencing on July 26, 1996, provided he is still serving as a director on such date, at an exercise price of $.25 per share; (iii) in the case of Richard D. Rizzo, a grant of 27,000 fully vested options, exercisable immediately at an exercise price of $.25 per share, a grant of 27,000 options, exercisable commencing January 11, 1997, provided he is still a director on such date, at an exercise price of $.25 per share, and a grant of 27,000 options, exercisable commencing January 11, 1998, provided he is still a director on such date, at an exercise price of $.375 per share; (iv) in the case of Brian M. Adley, a grant of 37,500 fully vested options, exercisable immediately at an exercise price of $.25 per share, a grant of 37,500 options, exercisable commencing July 26,

     1996, provided he is still serving as a director on such date, at an exercise price of $.25 per share, and a grant of 37,500 options, exercisable commencing July 26, 1996, provided he is still serving as a director on such date, at an exercise price of $.25 per share, and (v) in the case of any other non-employee directors elected prior to December 31, 2004, grants (subject to the availability of an adequate number of shares of Common Stock reserved for issuance under the Plan) based on any of the foregoing formulae, in the direction of the Option Compensation Committee; provided, that in no event shall the exercise price of any of such options under this clause (v) be less than the fair market value of the Company's Common Stock on the date of grant. All options will be exercisable until July 26, 2005.

     3. The words "December 31, 2004" are hereby substituted for the words "the day next preceding the second anniversary of the date of its adoption by the Board of Directors" in the third and fourth lines of Section 19(b).

     4. In all other respects the Plan, as heretofore in effect, is approved, ratified and confirmed.

                    Adopted by Board of Directors on _______, 1996

                    Adopted by Stockholders on _______, 1996

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